UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 21, 2022
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2022, S&T Bancorp, Inc. (“S&T”) announced by press release that Robert E. Kane has notified S&T that he will not stand for re-election to the S&T’s Board of Directors (the “Board”) at S&T’s 2022 annual meeting of shareholders, scheduled to be held on Monday, May 16, 2022 (the “2022 Annual Meeting”). Mr. Kane will continue to serve as a member of the Board until the 2022 Annual Meeting, when his current term will expire. Mr. Kane did not advise S&T of any disagreement with S&T on any matter relating to its operations, policies or practices. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On March 21, 2022, S&T Bancorp, Inc. announced by press release that the Board has authorized an extension of its
$50 million share repurchase plan, which was set to expire on March 31, 2022. The extension was authorized at the Board’s regular meeting held March 21, 2022. This new repurchase authorization will expire March 31, 2023 and permits S&T to repurchase shares from time to time up to the previously authorized $50 million aggregate value of shares of S&T's common stock, with $37.4 million of capacity remaining as of today, through open market or privately negotiated repurchases. A copy of the press release is included as Exhibit 99.2 to this report and is incorporated herein by reference.

The information in this Form 8-K and the exhibits attached to this Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and are subject to a number of factors that could cause actual events to differ materially from those anticipated, including without limitation fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company’s financial performance, market conditions generally or modification, extension or termination of the share repurchase authorization by the board of directors. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. You should consider the above uncertainties as well as the precautionary statements included in S&T’s filings with the SEC, including without limitation the “risk factors” section of its Form 10-K. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 22, 2022
99.2	Press Release dated March 21, 2022
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
March 22, 2022	Mark Kochvar Senior Executive Vice President, Chief Financial Officer